Exhibit 10.4

GUARANTY

THIS GUARANTY (“Guaranty”) is given as of February 21st, 2012, to PAUL J. A. VAN HESSEN, an individual residing in The Netherlands (the “Lender”) by ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership and ROBERTS REALTY INVESTORS, INC., a Georgia corporation (collectively the “Guarantor”) for the obligations of NORTHRIDGE PARKWAY, LLC (“Borrower”).

RECITALS

WHEREAS, Lender has made a loan to Borrower (“Loan”) as evidenced by that certain Promissory Note of even date herewith in the amount of $2,000,000.00 payable to Lender (“Note”); and

WHEREAS, Guarantor has an ownership interest in Borrower and will receive a direct or indirect benefit from the Note, and therefore has agreed to guarantee to the Lender the obligations of the Borrower as set forth herein; and

WHEREAS, but for this Guaranty, the Lender would be unwilling to extend the Loan to Borrower.

NOW, THEREFORE, in consideration of the Lender’s financial accommodations to Borrower, the Guarantor hereby covenants and agrees with the Lender as follows:

1.             Guaranty.  The Guarantor, jointly and severally, hereby unconditionally and irrevocably guaranties to the Lender the full payment and performance, when due, by acceleration or otherwise, of all indebtedness, liabilities, and obligations of Borrower to the Lender of any kind and description (collectively, the “Indebtedness”) under and pursuant to the Note or any of the other documents evidencing or securing the Loan (collectively the “Loan Documents”). The guaranty of the Guarantor as set forth in this section is an absolute, continuing, primary, and unconditional guaranty of payment and not of collection.

If a claim is ever made upon the Lender for the repayment or recovery of any amount or amounts received by the Lender in payment of any of the Indebtedness and the Lender repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of the Note or other instrument evidencing any of the Indebtedness, and the Guarantor shall be and remain obligated to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender, such amount to be included in the term “Indebtedness.”

This Guaranty may be enforced by the Lender against the Guarantor without the necessity at any time of the Lender’s (a) having recourse against Borrower on the Note, or (b) exercising any other rights available to it under the Note or other Loan Documents. The

Guarantor on demand shall pay to the Lender in immediately available funds, in lawful money of the United States of America, any sum or sums due to the Lender hereunder.

2.             Nature of Obligations.  The Guarantor acknowledges and agrees that no change in the nature or terms of the Indebtedness or the Note (including any novation), whether by operation of law or otherwise, including, without limitation any impairment, modification, change, release, or limitation of the liability of Borrower by reason of Borrower’s bankruptcy or insolvency or any subsequent reorganization, merger, or consolidation of Borrower or any other change in its composition, nature, personnel, or location shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty. It is the purpose and intent of the Guarantor and the Lender that the covenants, agreements, and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional, and irrevocable under any and all circumstances, including, without limitation, the invalidity or unenforceability of the Note or any other Loan Documents. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty are fully performed, the Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender, or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor, including, without limitation, the failure of the Lender to perfect, or to continue the perfection of, any lien or security interest in any security or any delay by the Lender in perfecting any such lien or security interest, or by reason of any further dealings between the Borrower and the Lender, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements, or waivers. Without limiting the generality of the foregoing, the Guarantor hereby gives its consent for the Lender to do any one or more of the following without in any manner affecting, impairing, limiting, modifying, or releasing any of the obligations of the Guarantor under this Guaranty and without notice to or consent of the Guarantor: (a) exchange, compromise, or surrender the whole or any part of the security now or hereafter held for the Indebtedness; (b) exchange, extend, or renew the time or place of payment of the Indebtedness in whole or in part, to a time certain or otherwise whether or not longer than the original period, or withdraw credit or time to pay; (c) extend or change the terms of performance of any other obligations of Borrower under the Note or other Loan Documents; (d) modify, amend, or waive any of the provisions of the Note or other Loan Documents; (e) release or grant indulgences to Borrower; (f) receive property or other security as collateral for the Indebtedness; (g) fail to exercise due diligence or omit to enforce any right, power, or privilege under the Note or other Loan Documents; and (h) apply any payment received by the Lender from Borrower of, or on account of, the Indebtedness, in any manner the Lender elects.

3.             Waiver of Rights.  The Guarantor expressly waives: (a) notice of the execution and delivery of the Note and creation of the Indebtedness; (b) notice of acceptance of this Guaranty by the Lender and of all extensions of credit to Borrower by the Lender; (c) presentment and demand for payment of any of the Indebtedness; (d) protest and notice of dishonor or of default or nonpayment to the Guarantor or to any other party with respect to the Indebtedness or with respect to any security therefor; (e) notice of the Lender’s obtaining, amending, substituting for, releasing, waiving, or modifying any security interest, liens, or encumbrances now or hereafter securing the Indebtedness, or the Lender’s subordinating, compromising, discharging, or releasing such security interests, liens, or encumbrances and any other notices whatever; (f) demand for payment under this Guaranty; (g) the provisions of Section 10-7-24 of the Official Code of Georgia Annotated; and (h) all rights of subrogation, indemnification, contribution, and reimbursement from Borrower, all rights to enforce any remedy the Lender may have against Borrower, and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender in respect of the Indebtedness, even upon payment in full of the Indebtedness.

4.             Term of Guaranty: Warranties.  This Guaranty shall continue in full force and effect until the Indebtedness is fully paid, performed, and discharged. Each Guarantor warrants and represents to the Lender that (a) the Guarantor will directly benefit from the financial accommodations being extended to the Borrower by the Lender; (b) this Guaranty is binding upon and enforceable against the Guarantor, in accordance with its terms; (c) the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which either Guarantor is a party or of any applicable laws; and (d) there is no litigation, claim, action, or proceeding pending, or, to the best knowledge of the Guarantor, threatened against the Guarantor that would materially adversely affect the financial condition of the Guarantor or its ability to fulfill its obligations hereunder.

5.             Attorneys’ Fees and Costs of Collection.  If at  any time or times hereafter the Lender employs counsel to pursue collection, to intervene, to sue for enforcement of, or take any other action with respect to the terms hereof or of the Note, then in such event, all of the reasonable attorneys’ fees, actually incurred (and not statutory attorney’s fees), and disbursements relating thereto and any other fees and disbursements incurred by or on behalf of the Lender, due to the failure of Borrower to pay the Indebtedness when due and payable, shall be an additional liability of the Guarantor to the Lender, payable on demand.

6.             Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Guaranty: (a) the failure of the Guarantor to perform, observe, or comply with any of the provisions of this Guaranty, including, without limitation, the payment provisions, (b) a default under the Note or any other Loan Document or (c) the occurrence of an event of default under the terms of that certain Loan Agreement of even date herewith by and between Borrower and Lender (“Loan Agreement”).

Upon the occurrence and during the continuance of an Event of Default under this Guaranty, the Lender may, at its option, declare the Indebtedness to be immediately due and payable by the Guarantor, and the Guarantor shall on demand pay the same to the Lender in immediately available funds, in lawful money of the United States of America.

7.             Security Interests and Setoff.  As security for the Guarantor’s obligations hereunder, the Guarantor agrees that (a) in the event the Guarantor fails to pay its obligations hereunder when due and payable under the Guaranty, any of the Guarantor’s assets of any kind, nature, or description (including, without limitation, deposit accounts) in the possession, control, or custody of the Lender, may, without notice to the Guarantor, be reduced to cash or the like and applied by the Lender in reduction or payment of the Guarantor’s obligations hereunder; (b)

all security interests, liens, and encumbrances heretofore, now and at any time or times hereafter granted by the Guarantor to the Lender also shall secure the Guarantor’s obligations hereunder; and (c) the Lender shall have the right, immediately and without further action by it, to set off against the Indebtedness all money owed by the Lender in any capacity to the Guarantor, whether or not due, and the Lender shall be deemed to have made a charge against any such money immediately upon the occurrence of such obligation becoming due even though such charge is made or entered on the books of the Lender subsequent thereto.

8.             Cumulative Rights.  All rights of the Lender hereunder or otherwise arising under the Note or other Loan Documents are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or limiting any other right of the Lender and without affecting or impairing the liability of the Guarantor.

9.             Assignment.  The Lender may, without notice to, or consent of, the Guarantor, sell, assign, or transfer to any person or persons all or any part of the Indebtedness, and each such person or persons shall have the right to enforce this Guaranty as fully as the Lender, provided that the Lender shall continue to have the unimpaired right prior and superior to that of any such assignee, transferee, or holder to enforce this Guaranty as to so much of the Indebtedness that it has not sold, assigned, or transferred.

10.           Successors and Assigns.  This Guaranty shall bind each Guarantor and their respective successors, and assigns and shall inure to the benefit of, and be enforceable by, the Lender and its successors and assigns, including, without limitation, each and every person who shall from time to time be or become the holder of the Note.

11.           Notices.  Notices under this Guaranty shall be given in accordance with the provisions of the Loan Agreement.

12.           Amendment.  This Guaranty may be terminated, amended, supplemented, waived, released or modified only by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplementation, waiver, release, or modification is sought.

13.           Usury.  Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any Applicable Law.

14.           Governing Law.  This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia.

15.           Time.  Time is of the essence of this Guaranty.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the day and year first above written.

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its
sole general partner

By:	/s/ Charles R. Elliott
Name:	Charles R. Elliott
Title:	Chief Financial Officer and Secretary

[CORPORATE SEAL]

ROBERTS REALTY INVESTORS, INC., a Georgia corporation

By:	/s/ Charles R. Elliott
Name:	Charles R. Elliott
Title:	Chief Financial Officer and Secretary

[CORPORATE SEAL]